IES Holdings, Inc. Fourth Quarter and Fiscal Year 2018 Update Exhibit 99.2

Disclosures Forward-Looking Statements Certain statements in this document may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," anticipate," "believe," "seek," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a further change in the federal tax rate; the potential recognition of valuation allowances or further write-downs on net deferred tax assets; the inability to carry out plans and strategies as expected, including underperformance of our acquisitions or our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company's annual report on Form 10-K for the year ended September 30, 2018 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this document. Forward-looking statements are provided in this document pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein. Non-GAAP Financial Measures and Other Adjustments This document includes adjusted net income attributable to IES and, in the non-GAAP reconciliation table included herein, adjusted net income before taxes, both of which are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by distinguishing certain nonrecurring events such as litigation settlements or noncash events such as our valuation allowances release and write-down of our net deferred tax assets and that these measures, when reconciled to net income attributable to IES, which is the most directly comparable GAAP measure, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to GAAP results has been provided in the financial tables included in this document. For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2018, filed with the Securities and Exchange Commission (“SEC”) on December 7, 2018, and any amendments thereto. General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investors." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES Holdings, Inc. (NASDAQ: IESC) REVENUE OPERATING INCOME NET INCOME ATTRIBUTABLE TO IES BACKLOG * Adjusted net income attributable to IES is a non-GAAP financial measure; see supplemental disclosure for reconciliation table Financial measures presented here are in millions, except for earnings per share or as otherwise noted $120.8 $(14.2)

Fourth Quarter and Fiscal Year 2018 Highlights Revenue 4th quarter of FY18: $240.3 million, increase of 16.3% compared with the 4th quarter of FY17 FY18: $876.8 million, an increase of 8.2% compared with FY17 Income from Operations 4th quarter of FY18: $8.7 million, an increase of 24.5% compared with the 4th quarter of FY17 FY18: $26.0 million, an increase of 27.6% compared with FY17 Earnings FY18 net loss attributable to IES of $14.2 million, or $0.67 per diluted share, compared with net income of $13.4 million, or $0.62 per diluted share, for FY17 FY18 adjusted net income attributable to IES (a non-GAAP financial measure; see supplemental disclosure table) of $24.6 million, or $1.16 per diluted share, compared with $16.8 million, or $0.78 per diluted share for FY17

Fiscal Year 2018 Segment Results Commercial & Industrial Communications Infrastructure Solutions Residential Revenue: $274.3 million, increase of 20.5% over FY17 Operating Profit: $2.7 million Operating Margin: 1.0% Revenue: $219.7 million, decrease of 2.5% from FY17 Operating Profit: $14.2 million Operating Margin: 6.5% Revenue: $97.2 million, increase of 15.9% over FY17 Operating Profit: $3.2 million Operating Margin: 3.3% Revenue: $285.7 million, increase of 4.3% from FY17 Operating Profit: $16.9 million Operating Margin: 5.9%

Quarterly Financials Revenue Operating Income

Backlog Of $482 Million As Of 9/30/18 Quarterly Backlog

Income Statement

Select Balance Sheet Data

Segment Results

Commercial & Industrial Wind-Down Branches Results The following table presents the operating losses of the Commercial & Industrial Wind-Down Branches for the current and prior year quarter

Non-GAAP Reconciliation Of Adjusted Net Income Attributable To IES Holdings, Inc.

NOL Summary Estimated net operating loss carry forwards (“NOLs”) of approximately $355 million as of September 30, 2018, including $133 million associated with amortization of personal goodwill Rights Agreement implemented to deter new 5% shareholders in order to prevent certain limitations on NOLs Note: Assumes no change, limitation or usage of existing NOLs prior to expiration dates NOL EXPIRATION SCHEDULE